www.ferrovial.com / www.ferrovial.com 1 Exhibit 4.13 CERTAIN PORTIONS OF INFORMATION HAVE BEEN OMITTED FROM THIS EXHIBIT BECAUSE SUCH INFORMATION IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMITTED INFORMATION IS MARKED AS [***] BELOW. GENERAL CONDITIONS of the Restricted Stock Unit Plan of “FERROVIAL, S.E.” for Eligible Employees 2026-2028 Amsterdam, 18 December 2025 ARTICLE ONE. – Purpose and Administration of the Plan 1.1 The Board of Directors of Ferrovial, S.E., a company domiciled in Gustav Mahlerplein 61- 63, 14th floor, 1082 MS, Amsterdam, Netherlands, registered in the commercial register of Amsterdam under number 73422134 with Dutch tax identification number 859532161, (hereinafter the “Company”), agreed, at its meeting held on 18 December 2025, to offer certain employees of the Company and its subsidiaries who, as determined by the Company, have that status on the corresponding Unit Allocation Date, as defined in section 3.2 of these General Conditions (hereinafter, the “Participants”), the opportunity to participate in a plan linked to the Company’s shares (hereinafter, the “Ferrovial Restricted Stock Unit Plan 2026- 2028” or the “Plan”), which will allow them to receive, after a certain period of time and provided that certain requirements are met, shares of the Company (hereinafter the “Shares”). 1.2 The Plan is intended to align the Participants’ interests with those of the Company and its shareholders, and to provide the Group (defined below) with an instrument to attract and keep the eligible employees. For the purposes of this document, the group (hereinafter, “Group”) formed by the Company and its subsidiary companies shall mean Ferrovial SE, the companies forming part of its consolidated group and, in general, the entities under its direct or indirect control. Control shall mean the ability to exercise more than 50% of the voting rights or to appoint or remove a majority of the board. 1.3 The Plan shall be governed by the General Conditions established in this document. Participants must expressly accept those General Conditions so that their participation in the Plan is understood as formally concluded.

www.ferrovial.es / www.ferrovial.com 2 1.4 The Chief Executive Officer shall be in charge of the following duties, along with any other matters expressly attributed to him under this document: (i) Determining the number of Participants. (ii) Interpreting the application of the situations of Change of Control over subsidiaries and investees by the Company referred to in section 3.7.2.iv of these General Conditions. (iii) In general, interpreting the basic rules and conditions of this Plan, and any other matter that, due to its relevance, is considered appropriate. 1.5 The General Human Resources Management Department will normally be in charge of: (i) Determining the basic conditions of the Plan. (ii) Managing the Plan, being authorized to execute and subscribe all necessary acts and documents, particularly the General Conditions of the Plan. ARTICLE TWO. – Shares Involved in the Plan 2.1 The Company shall allocate to each Participant a specific number of restricted stock units (hereinafter, the “Units”), which shall be the basis to determine the final number of Shares to be received by each Participant as a result of this Plan. Each Unit may become, one Share. The Plan shall include the number of Units that the Chief Executive Officer of the Company authorizes for each Participant annually. 2.2 If, prior to Units becoming Shares, there occurred any capital increases against reserves or at a lower issue rate than market prices, any falls in the face value without the amount of the number of shares being altered, capital decreases with return of the capital put in or other company operations with a dilutive effect, including operations related to company mergers, divisions or restructuring, non-recurring dividends or other similar circumstances that affect the value of the Company’s shares, the number of Units allocated to each Participant may be modified, to the extent necessary for keeping the scope of the right granted. 2.3 In the event of merger by take-over by another company, or of split, the Shares that the holder of a specific number of Units would have received from the exchange shall be calculated for the purpose of establishing the number of Shares that can be delivered at the time of translation of said Units. 2.4 The Shares received under this Plan, once the relevant Units are turned into Shares, if applicable, shall be free of any liens or encumbrances and they shall not be subject to any limitations or restrictions which are not generally applicable to the Company shareholders, or to shares of the same type, class or series, whether because of contractual, statutory or legal provisions, without prejudice to the provisions of Article Four of these General Conditions.

www.ferrovial.es / www.ferrovial.com 3 2.5 Notwithstanding the above, the Company may choose (i) for those Participants who provide services in subsidiary companies abroad, (ii) for those Participants who are involved in any of the particular situations described in section 3.7.2 below (i.e. unfair dismissal, retirement, etc.), and (iii) in other situations in which the interest of the Company renders it advisable, to pay an amount in cash equivalent to the weighted average of the closing market value on the day before the vesting date of the markets on which we are listed and provided by the Economic and Financial Department, except for the special situations described in section 3.7.2, in which case the amount in cash will be calculated in accordance with the provisions of that section. ARTICLE THREE. – Main Characteristics of the Plan Participants 3.1. The Plan is intended, in principle, for a select group of employees (eligible employees) of the companies included in the Group, which, as determined by the Company, hold said status on the corresponding Unit Allocation Date established in section 3.2 below, under the terms determined by the Company. Participation in the Plan shall not confer any right upon Participants to participate in other share or cash incentive plans that the Company may implement in the future. Allocation of Units 3.2. The Units shall be allocated annually by the Company three times in the years 2026, 2027 and 2028, on a specific date that shall be communicated to each Participant each year (“Unit Allocation Date”), and each Participant shall formally accept the allocated Units. The number of Units shall appear in the relevant individual certificate to be issued by the Company’s General Human Resources Management Department for each Participant in the Plan. Said certificate is attached hereto as Annex 1 to these General Conditions (“Certificate of Units Allocated”). 3.3. The number of Allocated Units, and therefore, the number of Shares the Participant may be entitled to receive if the requirements set out in the Plan are met, shall be determined by the Chief Executive Officer of the Company on an annual basis. The allocation of units on a Unit Allocation Date shall not give any right to receive Units in the subsequent years. Vesting and Date of Delivery of Shares Vesting Date 3.4. Without prejudice to what is set out in section 3.7 below for Participants to receive any Shares under this Plan, it shall be a prerequisite that the Participant has an employment relationship with the Company or with any of its subsidiaries up to the third Anniversary Unit Allocation Date

www.ferrovial.es / www.ferrovial.com 4 (hereinafter, the “Vesting Date”). The Shares shall be delivered to Participants within sixty days following the Vesting Date. Up to the Vesting Date, the Participant shall only hold a right expectation regarding the possibility of receiving Shares by virtue of his/her participation in this Plan. For the cases provided for in section 2.5 above, the cash equivalent will be delivered to Participants within fifteen working days following the Vesting Date. Delivery of Shares 3.5. The Company's General Human Resources Management Department shall communicate the delivery of Shares to each Participant. The delivered Shares shall be deposited in the securities account that each Participant shall hold in a financial institution or investment service firm and that each Participant shall have notified the Company before the Vesting Date as a prerequisite for the Shares to be delivered on the aforesaid date. The only and exclusive holder of such securities account shall be the relevant Participant. Alternatively, the Company may agree, with a view to better management and administration of the Plan, to engage a company specializing in the management of employee incentive plans in shares (the “Collaborating Entity”) so as to instrument the delivery of the Shares to the Participants in the Plan. Participants, through their acceptance of these General Conditions, undertake to comply with all the obligations and conditions necessary or required, by the Collaborating Entity or by the Company, for their inclusion in the computer tool or platform of the Collaborating Entity managing the Plan, where applicable. In the event that the Plan is managed by the Collaborating Entity, the Participants express their consent to the application, among others, of the following conditions: (i) The delivery of the Shares shall be effected by transferring the ownership of the Shares to the Participants in the relevant book-entry register in the securities account held by the Participants with the Collaborating Entity. (ii) The Participant may transfer free of charge the Shares deposited in the securities account held with the Collaborating Entity to a securities account held by the Participant with an entity other than the Collaborating Entity within a maximum period of 90 calendar days from their delivery; if after this period the Participant has not transferred the Shares, all costs, as well as any liability associated with such Shares, shall be borne by the Participant. (iii) In the event that the Company decides to carry out a capital increase through monetary contribution without excluding pre-emptive subscription rights, the pre- emptive subscription rights corresponding to the Shares delivered and remaining in the Collaborating Entity shall be sold on the market in the name and on behalf of the Participant, as soon as possible after the start of the trading period. The amount obtained from the sale, subject to compliance with the relevant tax obligations, shall

www.ferrovial.es / www.ferrovial.com 5 (N.U. x M.V.) – T.W. F.N. = M.V. T.W. = (N.U. x M.V.) x w.r. be automatically reinvested in the acquisition of new Shares, unless the Participant expressly indicates otherwise, at least ten (10) days prior to the end of the trading period of the pre-emptive subscription rights. 3.6. As a general rule, from the number of Shares to be delivered to each Participant, the Company shall deduct a number of Shares with a market value, on the Vesting Date, equivalent to the appropriate advance payment of personal income tax (hereinafter, “PIT”), or any other tax as applicable, for the value of the Shares to be delivered to the Participant. The final number of Shares to be delivered by the Company to each Participant shall be determined according to the following formula: Where: F.N. = Final Number of Shares to be delivered to each Participant, rounded off by default. N.U. = Number Units allocated on the corresponding Unit Allocation Date. M.V. = Market Value of the Company’s shares on the Vesting Date of the Shares. The market value shall correspond to the weighted average of the closing market value on the day before the vesting date of the markets on which we are listed and provided by the Economic and Financial Department. T.W. = Tax Withholding. Amount to be deducted as advance payment of PIT, or any other tax, which shall be applied to the Market Value of the Company’s shares on the Vesting Date, determined according to the following formula: Where: w.r. = Withholding Rate. Estimate of percentage of withholding or advance payment of PIT or any other tax applicable on the total Shares resulting from conversion of Units. Any differences which, as the case might be, could appear as a result of calculating said withholding percentage, and the withholding rate as finally applicable, shall be adjusted on the payslip for the month following the month in which the Shares are delivered.

www.ferrovial.es / www.ferrovial.com 6 F.NSS = N.U. x n/N In those situations where the Company opts, pursuant to the foregoing section 2.5, to settle the Plan in cash, prior to payment, the Company shall deduct the amount corresponding to the withholding of PIT or any other tax applicable, and which shall in all cases be borne by the Participant. Special Situations 3.7. Delivery of the relevant Shares under this Plan in the special situations contained in this section shall take place in accordance with the following rules: 3.7.1 Common rule: With regards to the Vesting Date established in section 3.4 above, in these special situations of section 3.7.2 the effective delivery date of the Shares or the payment of the corresponding cash settlement, shall be expressly governed by each special situation. 3.7.2 Special situations: i) Retirement. Subject to the last sentence of this section 3.7.2, if the Participant retires before a Vesting Date, the Participant shall be entitled to receive within fifteen working days following the date on which retirement is effective the number of Shares resulting from the application of the following formula: Where: F.NSS = Final Number of Shares to be delivered to each Participant, rounded off by default, in the special situation of this section 3.7.2.i). N.U. = Number of Units allocated on the corresponding Unit Allocation Date. n = Number of days elapsed between the corresponding Unit Allocation Date and the date on which the Participant retires, but in no case may "n" be greater than "N". N= Total number of days between the corresponding Unit Allocation Date and the third Anniversary Unit Allocation Date, 1,095 days being taken for these purposes. For any Participant who is subject to United States federal income tax rules and regulations, at the time of the Participant’s termination of employment, the Company, in its sole discretion, shall determine whether such termination qualifies as a “retirement” for purposes of this section 3.7.2.

www.ferrovial.es / www.ferrovial.com 7 F.NSS = N.U. x n/N ii) Voluntary leave. In the event that the Participant leaves voluntarily (termination of contract between Participant and the Group company, by the Participant’s unilateral decision, without the Participant continuing to be employed by any other Group company), the right to receive Shares under this Plan shall expire automatically on the date when the Participant’s voluntary leave is effective. iii) Dismissal by the Group company. a) If the Participant is dismissed following a decision by the Group company (termination of contract by the Group company’s unilateral decision, without the Participant continuing to be employed with any other Group company), the Participant shall be entitled to receive either, (i) within fifteen working days following the date on which the Participant’s dismissal is effective or (ii) should the Company so decide (but only for any Participant who is not subject to United States federal income tax rules and regulations), on the delivery date envisaged initially on each applicable Unit Allocation Date, the number of Shares resulting from the following formula [***]. b) If the Group Company adduced as the cause for dismissal the Participant's breach of legal or contractual duties, the right to receive Shares shall lapse. The above shall not be applicable in the event that, pursuant to Labour Law, dismissal was declared or ruled wrongful on a firm basis or in the event that the reason adduced for dismissal is not appropriate, in which case the Shares that the Participant might be entitled to receive may only be delivered within fifteen working days following the date of that declaration or ruling, and the formula established in paragraph a) above shall apply. iv) Change of Control situations. In the event of a Change of Control of the Company [***]. v) Removal by mutual agreement and leave situations due to special services. In the case of the Participant’s removal by mutual agreement and of the Participant’s leave due to special services, what is agreed in each case between the Participant and the Company shall apply. vi) Death, severe disability or permanent disability. In these circumstances, or when contingencies relate to severe disability or permanent disability occur that are equivalent in each jurisdiction, the Participant, the Participant’s heirs or the Participant’s legal representatives may receive, within fifteen working days following the time where any of the aforesaid situations occurs, the number of Shares resulting from applying the following formula to the number of Units as initially allocated to the Participant:

www.ferrovial.es / www.ferrovial.com 8 Where: F.NSS = Final Number of Shares to be delivered to each Participant, rounded off by default, in the special situations set out in this section 3.7.2.vi). N.U. = Number of Units allocated on the corresponding Unit Allocation Date. n = Number of days elapsed between the corresponding Unit Allocation Date and the date on which death, severe disability or permanent disability actually occurs, but in no case may "n" be greater than "N". N= Total number of days between the corresponding Unit Allocation Date and the third Anniversary Unit Allocation Date, 1,095 days being taken for these purposes. In all the above situations that result in the delivery of a certain number of Shares, the final number of Shares to be delivered by the Company shall take into account the amount to be deducted, in accordance with the settlement mechanism set out in section 3.6 above. Without prejudice to the above, in all the special cases foreseen in section 3.7.2 above that could result in the delivery of a certain number of Shares, the Company may choose to pay in cash an equivalent amount to the weighted average of the closing market value on the day before the vesting date of the markets on which we are listed and provided by the Economic and Financial Department, of the Shares that, as the case may be, the Participant or, when appropriate, his/her heirs or legal representatives were entitled to receive, as regulated by each special case except for the cases provided: - In section 3.7.2.iii)a), in which by decision of the Company, the actual vesting date of the Shares regulated for that special case coincides with the Vesting Date initially foreseen for each Unit Allocation Date, in accordance with the provisions of paragraph 3.4, the amount in cash will be equivalent to the market value for the Shares the Participant may be entitled to receive by virtue of the Plan, will be calculated using the weighted average of the closing market value on the day before the vesting date of the markets on which we are listed and provided by the Economic and Financial Department, and - In section 3.7.2.iv), if the Change of Control arises [***]. The provisions in the last paragraph of the foregoing section 3.6 shall also be applicable to that cash amount, relative to the application of the corresponding withholdings on account of PIT or any other tax that may be applicable.

www.ferrovial.es / www.ferrovial.com 9 Transfer of Units 3.8. The Units as initially allocated to each Participant shall not in any event confer any political or economic rights regarding the Shares of the Company, since they are simply a right expectation. Therefore, the Units cannot be encumbered or pledged or be transferred under any title. Only upon settlement of the Plan, if the conditions established for this event occur, the Company’s Shares shall be delivered to the Participants in the Plan, or, in the event of death, to the Participant’s legal heirs, who shall then become shareholders of the Company, except in the case that the Plan has been settled in cash, in which circumstance neither the Participants, nor their legal heirs, shall receive Shares in the Company. Extinction of Units 3.9. The Units shall lapse for the following reasons: 3.9.1. Due to delivery of the Shares or its corresponding amount in cash in accordance with the procedure established in the Plan. 3.9.2. Upon termination of the relationship between the Participant and the Company, or its subsidiaries, before the third Anniversary Unit Allocation Date, with the exception of the special situations which, as per section 3.7.2 above, may give rise to delivery of Shares. Authorization of the General Shareholders' Meeting of the Company 3.10. In the event that on the Vesting Date there was no authorization by the General Shareholders' Meeting of the Company, the Participant shall be entitled to receive, from the Company and in cash, an amount equivalent to the number of Units allocated to each Participant as might have been turned into Shares, by the weighted average of the closing market value on the day before the vesting date of the markets on which we are listed and provided by the Economic and Financial Department. Such cash amount shall be delivered to Participants within fifteen working days following the Vesting Date. The provisions in the last paragraph of the foregoing section 3.6 shall also be applicable to that cash amount. 3.11. What is set out in the paragraph above shall also apply in the event that, if any of the special situations established in section 3.7.2 above occurred, a specific number of Shares should be delivered, without there being any authorization by the General Shareholders' Meeting of the Company. Modifications and Term of Validity 3.12. Without prejudice to the powers of the Chief Executive Officer and to the legal or conventional obligation, if any, of reaching an agreement with the Participants in the Plan, any modification

www.ferrovial.es / www.ferrovial.com 10 to the General Conditions of this Plan shall require the previous agreement of the Nominations and Remunerations Committee. 3.13. This Plan shall be valid until the Vesting Date of the Shares, corresponding to the third Unit Allocation Date as established in section 3.2 above. The foregoing shall be understood without prejudice to any actions that, in accordance with these General Conditions, are developed subsequently to the aforesaid date. Plan Information 3.14. The General Human Resources Management Department of the Company shall provide the Participants with any information concerning this Plan as required and shall keep the Participants informed about any modification to the Plan as might occur in the future. ARTICLE FOUR.- Clawback 4.1 Units or Shares received or outstanding under the Plan will be subject to any clawback or recapture policy and procedure that the Company may adopt from time to time. ARTICLE FIVE.- Execution 5.1 The General Conditions and the Certificate of Allocated Units (Annex 1) shall be issued to all employees electronically, through the HR Management system tool, and shall be accepted electronically. ARTICLE SIX. – Lack of Legal Effect within the Employment Area 6.1. No provision or guarantee under this Plan shall be understood or interpreted as a right of the Participants to keep their employment relationship, employment contract or any other contract in force, or as any other similar rights; and no provision or guarantee under the Plan shall limit the rights held by the Company to modify or discharge said relationship or contracts in accordance with the legislation in force or with the terms of said contract or relationship. 6.2. The Participant acknowledges that neither the Units nor the Shares as the Participant may receive under this Plan are working incentives, and that said Units and Shares cannot be regarded as a consideration for the Participant’s work in the Company or its subsidiaries; and that said Units and Shares shall not count to any effect in any compensation, to or by the Participant, as might apply on the existence or cessation of the employment relationship; and the Participant and the Company expressly agree that the Units or the Shares that, as the case may be, the Participant may receive under this Plan are excluded from calculation for compensation purposes as might be contractually established. No executive has the right or expectation to participate in the Plan; nor does the eligible employee’s participation in this Plan bind the eligible employee for the purpose of the eligible employee’s possible

www.ferrovial.es / www.ferrovial.com 11 participation in any other plan of a similar or identical nature to that of this Plan. The allocation of Units under this Plan is voluntary, discretionary and cannot be consolidated and it does not entail any right to receive new Units or Shares in the future. ARTICLE SEVEN. - Notices 7.1 Any communication from the Participant to the Company or, where appropriate, to the Collaborating Entity in relation to the Plan, shall be addressed, respectively, to the Human Resources Department or, to the professional or department indicated by the Collaborating Entity. ARTICLE EIGHT. Expenses, Taxes and Social Security 8.1. Any expenses as derived from delivery of Shares to the Participant by virtue of what is contained in this Plan, shall be fully paid by the Company. However, the Participant shall bear any expenses arising from possible subsequent disposal of the Shares. 8.2. Taxes derived from implementation of this Plan shall be paid by the individuals or entities that turn out to be tax payers in accordance with the applicable tax legislation. In particular, withholdings or advance tax payments as may be required under the regulations on PIT, or any other tax, direct or indirect, as applicable by virtue of the tax regulations in force from time to time, including, where applicable, the Financial Transfers Tax, shall be borne by the Participant. 8.3. Likewise, contributions to Social Security or to systems of a similar nature in other jurisdictions that, where appropriate, are legally attributable to the Participant, will also be borne by the Participant. 8.4. For any Participant who is subject to United States federal income tax rules and regulations, any awards made under this Plan are intended to be exempt from, or compliant with, Section 409A of the United States Internal Revenue Code of 1986, as amended (hereinafter, "409A") and will be interpreted, administered and construed to be exempt from or comply with and preserve such exemption. Without limiting the generality of the foregoing, any payment due upon such a Participant's termination of employment will be paid only upon such Participant's "separation from service" from the Group within the meaning of 409A and such Participant's right to a series of installment payments will be treated as a right to a series of separate payments. If the Participant is a “specified employee” within the meaning of 409A, then solely to the extent required to comply with 409A, any payment to be made with respect to an award in connection with the Participant's “separation from service” from the Group within the meaning of 409A will be delayed until six months after the Participant's separation from service (or earlier death) in accordance with the requirements of 409A.

www.ferrovial.es / www.ferrovial.com 12 ARTICLE NINE. – Interpretation of the Plan 9.1 In the event of any dispute about the interpretation of or the effects of what is established in the Plan, the parties undertake to submit any question as might arise to the Nominations and Remunerations Committee before initiating any legal action, and they hereby state that they intend to take into consideration what the Committee may decide.

www.ferrovial.es / www.ferrovial.com 13 ANNEX 1 CERTIFICATE OF UNITS ALLOCATED under the Restricted Stock Unit Plan of FERROVIAL,S.E. for Eligible Employees 2026-2028, subject to the General Conditions of [Date], and to the Specific Conditions of [Date]. The capitalized terms used in this CERTIFICATE OF UNITS ALLOCATED and not defined in it shall have the meaning granted by the General Conditions of the RESTRICTED STOCK UNIT PLAN OF “FERROVIAL, S.E.” for Eligible Employees 2026-2028, dated [Date], to which Annex 1 is attached as an integral part of these. Holder: Unit Allocation Date for the purposes of calculating the terms and conditions set out in the general terms and conditions of the plan: Number of UNITS: This CERTIFICATE is issued on: In [Location of signing], on [Date].